BMC  Buckbee-Mears St. Paul

June 14, 2000

Ms. Michele A. Regis
Manager/Property & Leasing
GMT Corporation
245 E. Sixth Street
St. Paul, MN 55101-1918

Dear Michele,

As discussed in our tour of the fifth floor today, Buckbee-Mears St. Paul would like to terminate the lease on approximately 7000 sq. ft. of space in the Park Square building. The attached floor plan depicts the specific areas.

Please contact me at your earliest convenience to discuss.

Sincerely.

/s/Dennis Malecek

Dennis Malecek
Manufacturing Manager